EX-3.1(i)
ARTICLES  OF  AMENDMENTS  -  IDAHO

                           CERTIFICATE OF AMENDMENT OF
                        ARTICLES OF INCORPORATION OF THE
                           BEACON LIGHT MINING COMPANY


     KNOW ALL MEN BY THESE PRESENTS: That at a special meeting of the shareholders of the BEACON LIGHT MINING COMPANY, held at 326 Wiggett Building, Coeur d'Alene, Idaho, on the 23rd day of September, 1964, which meeting was specifically called for the purpose of amending the charter of the company as hereinafter set forth, and held upon waiver of notice signed by all the shareholders of said Company, it was decided to change the principal place of business from Mullan, Idaho, to Wallace, Idaho, and to modify the capital structure of the company and to that end resolutions were duly made, seconded and adopted by the unanimous vote of all issued and outstanding shares of the company, amending Article III and IV of said Articles to read as follows:

                                      "III.

The principal place of business of this corporation shall be at Wallace, Shoshone County, Idaho, with power to establish branch offices elsewhere in the United States of America, or the Dominion of Canada, at such places as the said corporation, by its board of directors, may direct. Meetings of the stockholders, either regular or special, may be called and held at any place without the State of Idaho and within the United States as by-laws from time to time provide."

                                      "VI.

The amount of capital stock of this corporation is fixed at $375,000.00 divided into 3,000,000 shares of the par value of twelve and one-half cents per share; and shall be non-assessable."

IN WITNESS WHEREOF, The President and Secretary of said Corporation set forth their hands this 26 day of September, 1964.


     /s/George  De  Nise
     --------------------------------
          President

     /s/Earl  Bushnell
     --------------------------------
          Secretary

STATE  OF  IDAHO    )
                    )  ss.
County  of  Shoshone)

     On this 26 day of September, 1964, before me, the undersigned a Notary Public in and for the State of Idaho, personally appeared GEORGE DE NISE, and EARL BUSHNELL, President and Secretary, respectively of the BEACON LIGHT MINING COMPANY, known to be the persons whose names are subscribed to the within instrument, and acknowledged to me that said corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.


    /s/Hull
    -----------
Notary  Public  in  and  for  the  State  of  Idaho
Residing  in  Wallace,  Idaho.








































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